Exhibit 10.1

OPTION TERMINATION AGREEMENT

THIS OPTION TERMINATION AGREEMENT (this “Agreement”) is made as of January 30, 2020, by and between the undersigned (the “Option Holder”) and Aevi Genomic Medicine, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company granted to the Option Holder options to acquire shares of the Company’s common stock, par value $0.0001 per share, pursuant to that certain Non-Qualified Stock Option Award Agreement between the Option Holder and the Company, dated September 13, 2013 (the “Option Agreement,” with the options under such Option Agreement being the “Options”).

B. The Company recently entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company will merge with and into a wholly owned subsidiary of Cerecor Inc. (the “Merger”).

C. In connection with, and contingent upon the closing of the Merger, the Option Holder desires to terminate the Option Agreement for no consideration.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Option Holder and the Company hereby agree as follows:

1. Termination of Option Agreement. Effective immediately prior to the closing of the Merger, all of the Options will be cancelled and the Option Agreement will be terminated and of no force and effect. The Option Holder hereby releases the Company and its affiliates from any liability arising under or related to this Agreement, including with respect to the cancellation of the Options set forth hereunder, and agrees not to bring any claims against the Company and its affiliates in respect of such cancelled Options.

2. Representations and Warranties. By virtue of the execution and delivery of this Agreement by the Option Holder, the Option Holder hereby represents and warrants to the Company that: (a) the Option Holder is the legal, record and beneficial owner of the Options and owns good, valid, legal and marketable title to such Options, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, rights of first refusal and options of any kind whatsoever, other than any spousal interest or such restrictions arising under the Securities Act of 1933, as amended, or state securities laws; and (b) the Option Holder has had access to or the opportunity to review sufficient written and oral information about the Company to allow the Option Holder to make an informed decision prior to executing this Agreement. The Option Holder further acknowledges and agrees that neither the Company nor any other party has made any oral or written representation, inducement, promise or agreement to the Option Holder in connection with the termination of the Options, other than as expressly set forth in this Agreement.

3. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. If the Option Holder is married, this Agreement is being contemporaneously herewith executed and delivered by the Option Holder’s spouse. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Option Holder or the Company or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

4. Entire Agreement. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those made herein.

5. Amendment; Termination. No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by the party against whom enforcement of any such amendment or modification is sought and making specific references to this Agreement.

6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Delaware, without regard to its conflicts of laws principles.

7. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Option Holder have each executed this Agreement as of the date and year first above written.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael McInaw
Name: Michael McInaw
Title: Chief Financial Officer

OPTION HOLDER:

/s/ Michael F. Cola
Name: Michael F. Cola

If applicable:
OPTION HOLDER’S SPOUSE:

/s/ MaryAnn Cola
Name: MaryAnn Cola

[Signature Page to Option Termination Agreement – M. Cola]